                                                                     EXHIBIT 4.4

                                    AMENDMENT NO. 2
                                          TO
                          PREFERRED STOCK PURCHASE AGREEMENT



         This AMENDMENT NO. 2 to PREFERRED STOCK PURCHASE AGREEMENT dated as of December 8, 1993, is made by and among ADVANCE PHARMACY SERVICES, INC., a Delaware corporation (the "Company"); CANAAN CAPITAL LIMITED PARTNERSHIP, CANAAN CAPITAL OFFSHORE LIMITED PARTNERSHIP, C.V., STEPHEN L. GREEN, JEFFREY R. JAY, QUAI, LTD., J.H. WHITNEY & CO. and WHITNEY 1990 EQUITY FUND, L.P. (hereinafter referred to collectively as the "PURCHASERS" and individually as a "PURCHASER"); and WHITNEY SUBORDINATED DEBT FUND L.P. ("Debt Fund").

         WHEREAS, the Purchasers and the Company are parties to that certain Preferred Stock Purchase Agreement dated as of August 4, 1993, as amended by Amendment No. 1 thereto dated as of December 7, 1993 (as so amended, the "STOCK PURCHASE AGREEMENT"), pursuant to which the Purchasers purchased from the Company, and the Company issued and sold to the Purchasers, an aggregate of 10,000 shares of the Company's Series A Preferred Stock, par value $.01 per share;

         WHEREAS, the Company and Debt Fund are parties to that certain Note and Warrant Purchase Agreement dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Company is issuing and selling to Debt Fund, and Debt Fund is purchasing from the Company, $7,000,000 in principal amount of the Company's 10.101% Promissory Note (the "Note") and a Warrant to purchase up 1,346 shares of the Company's Common Stock, par value $.01 per share (the "Warrant");

              WHEREAS, it is a condition of Debt Fund's obligation to purchase the Note and the Warrant pursuant to the Note Purchase Agreement that the Company and the Purchasers enter into this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1.   AMENDMENTS TO STOCK PURCHASE AGREEMENT.

              (a) Section 7.01 of the Stock Purchase Agreement is hereby amended to add the following defined terms:

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              "WARRANTS" shall mean that certain Common Stock Purchase
         Warrant dated December 8, 1993 issued by the Company to Whitney Subordinated Debt Fund, L.P., and any other Warrants issued in transfer or exchange of such Warrant or such other Warrants.

              "WARRANT SHARES" shall mean the shares of Common Stock issuable upon exercise of the Warrants (and such shares when so issued).

              (b) The term "Registrable Shares", as defined in Section 7.01 of the Stock Purchase Agreement, is hereby amended and restated in its entirety to read as follows:

              "REGISTRABLE SHARES" shall mean and include (i) the Conversion Shares; (ii) the Warrant Shares; and (iii) any shares of capital stock of the Company acquired by the Purchasers pursuant to Article VI hereof, including shares of Common Stock issuable on the conversion, exercise or exchange of other securities acquired by the Purchasers pursuant to Article VI hereof or otherwise; PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale to the public pursuant to a registration statement, or to the public pursuant to Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include the Conversion Shares and the Warrant Shares even if conversion of the Preferred Shares and exercise of the Warrants have not yet been effected. Registrable Shares shall also mean and include the 12,500 shares of Common Stock currently held by Advance Health Care, Inc.

              (c) For purposes of Article V and Article VI of the Stock Purchase Agreement, Debt Fund shall be deemed to be a "Purchaser", and the Warrant Shares shall be deemed to be "Shares". For purposes of Article VI of the Stock Purchase Agreement, in calculating the number of shares of Common Stock held by any Offeree (as deferred therein) on as "as converted" basis, it shall be assumed that all shares of Series A Preferred Stock have been converted into Common Stock and that all Warrants have been fully exercised.

              (d) Section 8.02 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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              "AMENDMENTS, WAIVERS AND CONSENTS. Any provision in the
         Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least sixty percent (60%) of the Preferred Shares and/or Conversion Shares outstanding, and, in the case of any amendment, change or waiver involving any provision of Article V or Article VI hereof, the Warrant Shares, and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; PROVIDED that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 9.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given."

         2.   WAIVER.

              Each of the Purchasers hereby waives any rights such Purchaser may have under Article VI of the Stock Purchase Agreement with respect to the issuance of the Securities (as defined in the Note Purchase Agreement).

         3.   RATIFICATION.

              Except as specifically amended hereby, the terms and provisions of the Stock Purchase Agreement are hereby ratified and confirmed.

         IN WITNESS WHEREOF, this Amendment No. 2 to Preferred Stock Purchase Agreement has been executed as of the date and year first above written by the duly authorized officers and representatives of each of the undersigned.

COMPANY:                          INVESTORS:

ADVANCE PHARMACY SERVICES,        CANAAN CAPITAL LIMITED PARTNERSHIP
INC.

By: /s/ David Halbert             By:  Canaan Capital Management, L.P.,
    --------------------               Its General Partner
Title:  Chairman, CEO
     -------------------

                                       By:  Canaan Capital Partners, L.P.,
                                            Its General Partner

                                       By:  /s/ Stephen L. Green
                                            --------------------
                                            General Partner



                                  CANAAN CAPITAL OFFSHORE LIMITED
                                  PARTNERSHIP, C.V.

                                  By:  Canaan Capital Management, L.P.,
                                       Its General Partner

                                       By:  Canaan Capital Partners, L.P.,
                                            Its General Partner


                                       By:  /s/ Stephen L. Green
                                            ----------------------------------
                                            General Partner


FOR PURPOSES OF ARTICLE V         /s/ Stephen L. Green
                                  --------------------------------------------
                                  Stephen L. Green


ADVANCE HEALTH CARE, INC.         /s/ Dr. Jeffrey R. Jay
                                  --------------------------------------------
                                  Dr. Jeffrey R. Jay

By: /s/ David Halbert
   ----------------------
Title: President
      -------------------         QUAI, LTD.

                                  By: /s/
                                      -----------------------------------------
                                  Title:
                                         --------------------------------------


                                  J.H. WHITNEY & CO.


                                  By:  /s/ Daniel J. O'Brien
                                       ---------------------
                                  Title:    CHIEF FINANCIAL OFFICER

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                                  WHITNEY 1990 EQUITY FUND, L.P.


                                  By:  /s/ Daniel J. O'Brien
                                       -------------------------
                                  Title:  Chief Financial Officer


                                  WHITNEY SUBORDINATED DEBT
                                  FUND, L.P.


                                  By:  /s/ Daniel J. O'Brien
                                       --------------------------
                                  Title:  Chief Financial Officer